Exhibit 4.7

PURSUANT TO THE TERMS OF SECTION 1 OF THIS WARRANT, ALL OR A PORTION OF THIS WARRANT MAY HAVE BEEN EXERCISED, AND THEREFORE THE ACTUAL NUMBER OF WARRANT SHARES REPRESENTED BY THIS WARRANT MAY BE LESS THAN THE AMOUNT SET FORTH ON THE FACE HEREOF.

TITAN PHARMACEUTICALS, Inc.

Class A Warrant To Purchase Common Stock

Warrant No.:________

Number of Shares of Common Stock:____________

Date of Issuance: •, 2014 (“Issuance Date”)

Titan Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [INVESTOR NAME], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to purchase Common Stock (as defined below) (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the later of (i) •, 20151 and (ii) the Capital Event Date (as defined below) (the “Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [______________ (_____________)] fully paid nonassessable shares of Common Stock (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is the Warrant to purchase Common Stock (this “Warrant”) issued pursuant to (i) the Underwriting Agreement, dated as of •, 2014, between the Company and Roth Capital Partners, LLC (the “Underwriting Agreement”) and (ii) the Company’s Registration Statement on Form S-1 (File No.: 333-198476). This Warrant is one of a series of warrants containing substantially identical terms and conditions issued pursuant to the Underwriting Agreement (collectively, the “Class A Warrants”).

1 One year and one day after the Issuance Date.

1.      EXERCISE OF WARRANT.

(a)  Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Exercisability Date, in whole or in part (but not as to fractional shares), by delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”) of the Holder’s election to exercise this Warrant. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Within two (2) Trading Days of the delivery of such Exercise Notice, if both (A) the Holder is not electing a Cashless Exercise (as defined below) pursuant to Section 1(d) of this Warrant and (B) a registration statement registering the issuance of the Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”), is effective and available for the issuance of the Warrant Shares, or an exemption from registration under the Securities Act is available for the issuance of the Warrant Shares, payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds (a “Cash Exercise”). The Holder shall not be required to surrender this Warrant in order to effect an exercise hereunder; provided, however, that in the event that this Warrant is exercised in full or for the remaining unexercised portion hereof, the Holder shall deliver this Warrant to the Company for cancellation within a reasonable time after such exercise. On or before the first Trading Day following the date on which the Company has received the Exercise Notice (the date upon which the Company has received the Exercise Notice, the “Exercise Date”), the Company shall transmit by facsimile or e-mail transmission an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company’s transfer agent for the Common Stock (the “Transfer Agent”). The Company shall deliver any objection to the Exercise Notice on or before the second Trading Day following the later of the date on which the Company has received the Exercise Notice. On or before the second Trading Day following the date on which the Company has received the Exercise Notice, provided the Aggregate Exercise Price has been received by the Company prior to such Trading Day (the “Share Delivery Date”), the Company shall, (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (the “FAST Program”) and so long as the certificates therefor are not required to bear a legend regarding restriction on transferability, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y), if the Transfer Agent is not participating in the FAST Program or if the certificates are required to bear a legend regarding restriction on transferability, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Notice and payment of the Aggregate Exercise Price, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Trading Days after any such submission and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant has been and/or is exercised. The Company shall pay any and all taxes and other expenses of the Company (including overnight delivery charges) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

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(b)  Exercise Price. For purposes of this Warrant, “Exercise Price” means $[•], subject to adjustment as provided herein.

(c)  Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder within five (5) Business Days of the Exercise Date a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, and if on or after such Trading Day the Holder purchases, or another Person purchasers on the Holder’s behalf or for the Holder’s account (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s written request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the VWAP (as reported by Bloomberg) on the date of the event giving rise to the Company’s obligation to deliver such certificate.

(d)  Cashless Exercise. Notwithstanding anything contained herein to the contrary, if (i) the Company exercises the right not to register the Warrant Shares in accordance with the provisions of Section 8(b) hereof or (ii) a registration statement covering the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”), or an exemption from registration, is not available for the resale of such Unavailable Warrant Shares, then, in the case of clause (i) the Holder may only and in the case of clause (ii) the Holder may in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A - B) (X)
(A)

For purposes of the foregoing formula:

A= the VWAP for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

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B= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

X= the total number of shares with respect to which this Warrant is then being exercised.

(e)  Rule 144. For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, assuming the Holder is not an affiliate of the Company, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Issuance Date.

(f)  Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.

(g)  Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission (the “Commission”), as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(g) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

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2.     ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)  Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(b)  Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c)  Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, by means of the granting of stock appreciation rights or phantom stock rights), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3.     RIGHTS UPON DISTRIBUTION OF ASSETS.

(a)  If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) (a “Distribution”), then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

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4.      PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)   Purchase Rights.    In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then in each such case, the Company shall reserve Options, Convertible Securities or Purchase Rights for distribution to the Holder upon exercise of this Warrant so that, in addition to the shares of the Common Stock to which such Holder is entitled, such Holder will receive upon such exercise the amount and kind of such Options, Convertible Securities or Purchase Rights which such Holder would have received if the Holder had, immediately prior to the record date for the distribution of the Options, Convertible Securities or Purchase Rights, exercised this Warrant.

(b)  Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing (unless the Company is the Successor Entity) all of the obligations of the Company under this Warrant in accordance with the provisions of this Section (4)(b) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of the Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and reasonably satisfactory to the Required Holders. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of the publicly traded common stock or common shares (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Corporate Event but prior to the Expiration Date, in lieu of shares of Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Corporate Event, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Corporate Event had this Warrant been exercised immediately prior to such Corporate Event. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

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(c)  Applicability to Successive Transactions. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

5.      NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith comply with all the provisions of this Warrant and take all actions consistent with effectuating the purposes of this Warrant. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

6.      WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

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7.      REISSUANCE OF WARRANTS.

(a)  Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company and deliver the completed and executed Assignment Form, in the form attached hereto as Exhibit B, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)  Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)  Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d)  Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

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8.      CAPITAL EVENT.

(a)  Stockholders Meeting. Promptly following the Issuance Date, the Company shall take all corporate action necessary to call a meeting of its stockholders (which may be its annual meeting) (the “Stockholders Meeting”), which shall occur not later than March 31, 2015, for the purpose of seeking approval of the Company’s stockholders to either (i) increase the number of shares of Common Stock the Company is authorized to issue or (ii) effect a reverse split of the Common Stock, in either event sufficient to permit the exercise in full of the Class A Warrants and the Underwriter Warrants (as defined in the Underwriting Agreement) in accordance with their terms (a “Capital Event”). In connection therewith, the Company will as soon as reasonably practicable after the Issuance Date file with the Commission proxy materials (including a proxy statement and form of proxy) for use at the Stockholders Meeting and, after receiving and promptly responding to any comments of the Commission thereon, shall as soon as reasonably practicable mail such proxy materials to the stockholders of the Company. The Company will comply with Section 14(a) of the Exchange Act and the rules promulgated thereunder in relation to any proxy statement (as amended or supplemented, the “Proxy Statement”) and any form of proxy to be sent to the stockholders of the Company in connection with the Stockholders Meeting, and the Proxy Statement shall not, on the date that the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or the Stockholders Meeting which has become false or misleading. If the Company should discover at any time prior to the Stockholders Meeting, any event relating to the Company or any of its affiliates, officers or directors that is required to be set forth in a supplement or amendment to the Proxy Statement, in addition to the Company’s obligations under the Exchange Act, the Company will promptly inform Roth Capital Partners, LLC (the “Underwriter”) thereof. The Company’s Board of Directors shall recommend to the Company’s stockholders that the stockholders vote in favor of the Capital Event at the Stockholders Meeting and take all commercially reasonable action (including, without limitation, the hiring of a proxy solicitation firm of nationally recognized standing) to solicit the approval of the stockholders for the Capital Event. No later than two (2) business days following stockholder approval of the Capital Event, the Company shall file with the Secretary of State of Delaware a certificate of amendment to the Company’s Certificate of Incorporation to effect the Capital Event, which certificate of amendment shall provide that it shall become immediately effective upon filing. The Company shall issue a press release announcing the effectiveness of the Capital Event no later than one (1) business day after such filing. The date on which the Capital Event becomes effective is referred to herein as the “Capital Event Date.”

In the event that the Capital Event is not approved by the stockholders of the Company in accordance with applicable law and the requirements of the Company’s Certificate of Incorporation and Bylaws on or before •, 2015 (the “Capital Event Deadline Date”), the Holders of the Class A Warrants issued by the Company on the Issuance Date shall be entitled to receive an aggregate cash payment, as liquidated damages and not as a penalty, in an aggregate amount of $2,500,000 (the “Liquidated Damages Amount”). Not later than the close of business on the Capital Event Deadline Date, the Company shall irrevocably deposit the Liquidated Damages Amount with an escrow agent reasonably acceptable to the Underwriter (the “Escrow Agent”), the Liquidated Damages Amount to be held in trust for the benefit of the Holders entitled to payment thereof as provided in this paragraph. The Escrow Agent shall fix or cause to be fixed a record date (the “Record Date”) for determining the Holders of the Class A Warrants entitled to payment of the Liquidated Damages Amount and a payment date (the “Payment Date”) on which the Liquidated Damages Amount is to be paid to such Holders. No Payment Date may be less than fifteen (15) days or more than thirty (30) days after the Record Date. At least fifteen (15) days before the Record Date, the Escrow Agent shall mail or cause to be mailed, first-class postage prepaid, to each record Holder of the Class A Warrants, with a copy to the Company, a notice at the Holder’s address as it appears in the Escrow Agent’s books and records, setting forth the Record Date, the Payment Date and an estimate of the Per Warrant Amount (as defined in the following sentence). On the Payment Date, the Escrow Agent shall pay to each record Holder of the Class A Warrants at the close of business on the Record Date (each, a “Record Holder”) an amount equal to (A) the quotient obtained by dividing (i) the Liquidated Damages Amount by (ii) the number of Warrant Shares issuable upon the exercise of the Class A Warrants outstanding on the Record Date (the “Per Warrant Amount”), times (B) the number of Warrant Shares issuable upon the exercise of the Class A Warrants held by the Record Holder as of the close of business on the Record Date. Any such payment shall be by check payable to the order of the Record Holder unless otherwise requested by such Record Holder.

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The provisions of this Section 8(a) may not be modified, amended or deleted without the Underwriter’s prior written consent.

(b)  Additional Registration Statement. No later than five (5) business days after the Capital Event Date, the Company shall file with the Commission a registration statement (which shall be on Form S-3 unless the Company is not then eligible to use Form S-3 to register the Warrant Shares) for the registration under the Securities Act of the Warrant Shares (the “Additional Registration Statement”), and it shall take such reasonable action as is necessary to qualify for sale, in those states in which the Warrant was initially offered by the Company, the Warrant Shares, provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. The Company shall use its commercially reasonable efforts to cause the Additional Registration Statement to become effective as promptly as practicable and in no event later than the time that the Warrant first becomes exercisable in accordance with its terms and shall use its commercially reasonable efforts to maintain the effectiveness and availability of such registration statement until the earlier of (i) the expiration of the Warrant in accordance with its terms or (ii) the time the Warrant is no longer outstanding. The Company shall take all commercially reasonable action to include the Warrant Shares for listing on an Eligible Market (as defined in Section 16(e) below) on or prior to the date that the Warrant first becomes exercisable in accordance with its terms.

Notwithstanding the provisions of this Section 8(b), the Company shall not be required to file or maintain the effectiveness of an Additional Registration Statement in the event that the Company delivers to the Underwriter and the Escrow Agent an opinion (in form and substance reasonably satisfactory to the Underwriter) of outside counsel to the Company reasonably satisfactory to the Underwriter to the effect that the issuance of the Warrant Shares to the Holder is exempt from the registration requirements of the Securities Act and may be freely resold by the Holder if it is not an affiliate at the time of exercise without further registration under the Securities Act either pursuant to either (i) a cashless exercise or (ii) an exemption from registration under the Securities Act (the “Opinion of Counsel”). In the event that the Company determines that it does not wish to file and maintain the effectiveness of an Additional Registration Statement in compliance with the terms of this paragraph and delivers the Opinion of Counsel, no later than two (2) business days after the delivery of such Opinion of Counsel, the Company shall issue a press release announcing that it has determined not to file and maintain the effectiveness of an Additional Registration Statement, and explaining in reasonable detail the basis on which the Warrant Shares may be issued to and freely resold by the Holder upon the exercise of the Warrant. Any exercise of this Warrant after the issuance of such press release shall only be effected by cashless exercise as provided in Section 1(d) above.

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The provisions of this Section 8(b) may not be modified, amended or deleted without the Underwriter’s prior written consent.

9.  NOTICES. The Company shall provide Holder with prompt written notice of all actions taken pursuant to this Warrant. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt, and will be delivered and addressed as follows:

(i)             if to the Company, to:

Titan Pharmaceuticals, Inc.

400 Oyster Point Boulevard

South San Francisco, CA 94080

Attn: Sunil Bhonsle, President

Facsimile: (___) ___-____

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attn:   Fran Stoller, Esq.

Facsimile: (212) 214-0706

(ii) if to the Holder, at the address of the Holder appearing on the books of the Company.

10.     AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders. Any such amendment shall apply to all Warrants and be binding upon all registered holders of such Warrants.

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11.      GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

12.      CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

13.      DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld, or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. The prevailing party (which, for purposes of this Warrant, is the party whose determinations or calculations is closest to those of the investment bank or the accountant, as the case may be) in any dispute resolved pursuant to this Section 13 shall be entitled to the full amount of all reasonable expenses, including all costs and fees paid or incurred in good faith, in relation to the resolution of such dispute. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

14.       REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

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15.      TRANSFER. Subject to applicable laws, this Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company

16.      CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)     “Bloomberg” means Bloomberg Financial Markets.

(b)   “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c)   “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(d)   “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(e)   “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market.

(f)   “Expiration Date” means the [*] anniversary of the Issuance Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded (a “Holiday”), the next date that is not a Holiday.

(g)   “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person (but excluding a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

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(h)   “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(i)   “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(j)   “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(k)   “Principal Market” means the Over-The-Counter Bulletin Board.

(l)   “Required Holders” means, as of any date, the holders of at least a majority of the Warrants outstanding as of such date.

(m)   “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(n)   “Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

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(o)   “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets LLC. If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 13 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

TITAN PHARMACEUTICALS, INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

TITAN PHARMACEUTICALS, INC.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Titan Pharmaceuticals Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________           a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________           a “Cashless Exercise” with respect to _______________ Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant and, after delivery of such Warrant Shares, _____________ Warrant Shares remain subject to the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

A-1

EXHIBIT B

ASSIGNMENT FORM

TITAN PHARMACEUTICALS, INC.

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Dated: _______________ __, ______

Holder’s Signature:_____________________

Holder’s Address:_____________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

B-1